Exhibit 10.2


                               FIRST AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT

      THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment") is made this 29 day of December 2003 (the "Effective Date"), by and among Professional Veterinary Products, Ltd., a Nebraska corporation ("PVPL"), ProConn, LLC, a Nebraska limited liability company ("ProConn"), Exact Logistics, LLC, a Nebraska limited liability company ("Exact", together with PVPL and ProConn, collectively and individually herein referred to as "Borrower") and U.S. Bank National Association, a national banking association ("Lender").

      WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Loan Agreement dated as of May 12, 2003 (the "Amended and Restated Loan Agreement") pursuant to which Lender agreed, among other things, to make a Revolving Loan to Borrower of up to $17,500,000.00;

      WHEREAS, on November 26, 2003, Borrower and Lender entered in to an Extension Agreement (the "Extension Agreement", together with the Amended and Restate Loan Agreement, as amended, collectively herein referred to as the "Loan Agreement") extending the termination date of the Revolving Note and the Revolving Loan until February 1, 2004; and

      WHEREAS, Lender and Borrower have agreed to amend certain provisions of the Loan Agreement to, among other things, increase the amount of the Revolving Loan, amend certain covenants of Borrower and extend the termination date of the Revolving Note and Revolving Loan.

      NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

      Section 1. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Loan Agreement.

      Section 2. Amendment of Loan Agreement. Effective as of the Effective Date, the Loan Agreement is hereby amended in the following respects:

      Section 2.1 Loan Agreement Definitions. Article I, Section 1.2 of the Loan Agreement shall be amended by substituting the following definitions appearing in such Section:

      Borrowing Base means an amount equal to the sum of:

      (a)   70% of the Eligible Accounts Receivable; plus

      (b) 33% of the Value of Eligible Inventory up to a maximum of $10,000,000.

      As of any date, the Borrowing Base shall be determined on the basis of the information contained in the most recent Borrowing Base Certificate.

      Revolving Loan means the conditional revolving line of credit facility in an amount up to $25,000,000.00, as described in Section 2.1 of the Loan Agreement and as provided in the revolving note, a copy of which is attached hereto as Exhibit 2.1 to this Amendment.

      Tangible Net Worth means the total of all assets properly appearing on the balance sheet of Borrower in accordance with generally accepted accounting principles, less the sum of the following:

      (a) the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items of goodwill, trademarks, trademark rights, trade names, trade name rights, brands, copyrights, patents, patent rights, licenses, deferred charges and unamortized debt discount and expenses;

      (b) any write-up in the book value of any such assets resulting from revaluation thereof subsequent to the date of this Agreement;

      (c) all reserves, including reserves for depreciation, obsolescence, depletion, insurance and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets;

      (d) the amount, if any, at which any shares of stock of the Borrower appear on the asset side of such balance sheet;

      (e) all liabilities of the Borrower shown on such balance sheet, except those liabilities described as "Shares Subject to Mandatory Redemption" in accordance with generally accepted accounting principles and, in particular, SFAS No. 150;

      (f) all investments in foreign Affiliates and nonconsolidated domestic Affiliates; and

      (g) all accounts or notes due to the Borrower from any shareholder, director, officer, employee or Affiliate of Borrower.

      Section 2.2. Revolving Loan. Article II, Section 2.1 of the Loan Agreement shall be amended in its entirety to provide as follows:

      Section 2.1 Revolving Loan. Subject to the terms and conditions hereof, Lender agrees to make Advances to Borrower from time to time during the period from the date hereof to and including the termination date, in an aggregate amount at any time outstanding not to exceed the lesser of (a) Twenty-five Dollars ($25,000,000.00) or (b) the Borrowing Base, as calculated from time to time (the "Maximum Revolving Facility"). The Revolving Loan shall be a revolving line of credit facility and it is contemplated that Borrower will request Advances, make prepayments and request additional Advances. The Revolving Loan will terminate on January 1, 2005 if not terminated prior thereto. Borrower's obligation to repay all Advances with interest thereon and additional terms under the
      Revolving Loan shall be evidenced by a promissory note in the form attached hereto and marked Exhibit 2.1 (herein, together with any and all extensions, renewals, modifications, and substitutions thereof and exchanges therefore, the "Revolving Note"). Any unpaid principal amount of the Advances and all accrued but unpaid interest thereon under the Revolving Loan shall be payable on the termination date.

      Section 2.3 Form of Borrowing Base Certificate. The form of the Borrowing Base Certificate at Exhibit 2.1.4 of the Loan Agreement shall be replaced by the form of the Borrowing Base Certificate attached to this Amendment as Exhibit 2.1.4

      Section 2.4 Financial Covenants. Article VI, Section 6.1 of the Loan Agreement shall be amended in its entirety to provide as follows:

            Section 6.1 Financial Covenants. Borrower shall not, without the prior written consent of Lender:

            (a)   permit Tangible Net Worth to be less than $13,500,000.00;

            (b) permit the Fixed Charge Coverage Ratio to be less than 1.35 to 1.00 as of the end of each fiscal quarter;

            (c) permit the ratio of Borrower's Debt to Tangible Net Worth to be greater than 6.50 to 1.00 as of each July 31st; and

            (d) permit the ratio of Borrower's Interest Bearing Debt to EBITDA (calculated on a 4-quarter rolling average), to be greater than 3.50 to 1.00 as of the end of each fiscal quarter.

      With respect to the foregoing financial covenants, Borrower shall provide Lender with a quarterly compliance certificate of Borrower in the form attached hereto and marked Exhibit 5.1.

      Section 3. Affirmation of Loan Agreement. Except as specifically modified herein, the Loan Agreement, Notes and Collateral Agreements are hereby reaffirmed in all respects. All representations, warranties and covenants contained in this Amendment, the Loan Agreement, the Notes and the Collateral Agreements are hereby specifically incorporated herein as if fully set forth herein. Each Borrower, jointly and severally, represents and warrants to Lender that: (a) such representations and warranties are correct on and as of the Effective Date as though made on and as of such Effective Date, except to the extent that such representations and warranties relate solely to an earlier date; and (b) Borrower is not currently default of, and since May 12, 2003 has not at any time been in default of, any covenant on its part to be performed or observed in this Amendment, the Loan Agreement, the Notes or the Collateral Agreements.

      Section 4. Obligations Joint and Several. The obligations of PVPL, ProConn and Exact under this Amendment, the Loan Agreement and under the Notes shall be joint and several. For the convenience of the parties hereto, this Amendment has been prepared for execution by multiple borrowers, each of which is a "Borrower" for all purposes hereunder. Each of PVPL, ProConn and Exact hereby represent, warrant and covenant for the benefit of Lender that it is the intention of each of PVPL, ProConn and Exact that this Amendment, the Loan Agreement and the Notes be fully enforceable against each of them in accordance with its terms to the same extent as if such party had been the only party identified as "Borrower" hereunder or thereunder.

      Section 5. Further Assurances. Borrower will, at its expense execute, deliver, file, and record (in such manner and form as Lender may require) any financing statement, specific assignment, or other paper and take any other action that may be necessary, or that Lender may reasonably request, in order to protect, preserve, perfect, or validate the security interest in all or any portion of the Collateral or to enable Lender to exercise and enforce its rights in the Collateral.

      Section 6. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment and the funding of any Advance under the Loan Agreement shall be subject to the condition precedent that Lender shall have received all of the following, which, if existing, are hereby ratified and confirmed by Borrower:

      (a)   a new Revolving Note, properly executed;

      (b) a signed certificate of the Secretary of PVPL and the signed written consents of the manager and sole member of ProConn and Exact which shall
      (i) evidence the authorization of the Board of Directors of PVPL or the manager and member of ProConn and Exact, as the case may be, to enter into this Amendment and to execute all documents related hereto; (ii) certify the officer of PVPL, or other party on behalf of PVPL, ProConn and Exact, authorized to sign this Amendment and any document securing the obligations of Borrower under the Loan Agreement, this Amendment or otherwise, and (iii) contain the true signature of any such officer or designated party (and Lender may conclusively rely on the certificate until it shall receive a further certificate of the Secretary of PVPL canceling or amending the prior certificate); and

      (c) such other documents, instruments and certificates as Lender, in its sole discretion, may require.

Section 7.  Miscellaneous.

      Section 7.1 Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, interpretation, administration, amendment and enforcement of this Amendment and any of the other instruments and documents to be delivered hereunder and thereunder including, but not limited to, reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto, as well as all out-of-pocket expenses incurred by Lender.

      Section 7.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Amendment, the Loan Agreement, the Collateral Agreements, nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

      Section 7.3 Binding Effect and Assignment. This Amendment shall be binding upon and inure to the benefit of each Borrower and Lender, and their respective successors and assigns, including any subsequent holder or holders of any of the Notes or any participation interest therein except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

      Section 7.4 Severability. In the event any one or more of the provisions contained in this Amendment, the Loan Agreement, any of the Collateral Agreements or any other documents given in connection with this transaction shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, the Loan Agreement or the Collateral Agreements, nor shall it affect the validity, legality or enforceability of such provision in other states.

      Section 7.5 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nebraska.

      Section 7.6 Counterparts. This Amendment may be executed in two or more counterparts and such counterparts shall be deemed originals and all such counterparts shall constitute one and the same instrument.

      Section 7.7 Waiver. EACH BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY ONE OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS

WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO TO ANY RIGHT ANY ONE OF THEM MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL AND INDIRECT DAMAGES FROM THE OTHER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY ONE OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE RECIPROCAL WAIVERS OF BORROWER AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL OR INDIRECT DAMAGES AS SET FORTH ABOVE HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND AS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

      Section 7.8 Construction. This document is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Amendment and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Lender and Borrower were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

      Section 7.9 Notice - Written Agreements. This Notice is Provided Pursuant to Nebraska Revised Statutes 45-1,112 et. seq. This Amendment is a credit agreement. A credit agreement must be in writing to be enforceable under Nebraska Law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.


        [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS.]

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first set forth above.

                              Professional Veterinary Products, Ltd.,
                              a Nebraska corporation

                              By: /s/ Neal B. Soderquist
                                  ----------------------
                                  Neal B. Soderquist, its Director of Finance

                              ProConn, LLC, a Nebraska limited
                              liability company

                              By: Professional Veterinary Products, Ltd.,
                                  a Nebraska  corporation,  its Manager and
                                  sole Member

                              By: /s/ Neal B. Soderquist
                                  ----------------------
                                  Neal B. Soderquist, its Director of Finance


                              Exact Logistics, LLC, a Nebraska limited liability company

                              By: Professional Veterinary Products, Ltd.,
                                  a Nebraska  corporation,  its Manager and
                                  sole Member

                              By: /s/ Neal B. Soderquist
                                  ----------------------
                                  Neal B. Soderquist, its Director of Finance

                              U.S. Bank National Association, a
                              national banking association


                              By: /s/ Donald L. Erikson
                                  ---------------------
                              Name:  Donald L. Erikson
                              Title: Vice President

                                LIST OF EXHIBITS

2.1         Revolving Note

2.1.4       Borrowing Base Certificate

5.1         Quarterly Compliance Certificate

                                   Exhibit 2.1
Loan No. 18

                            REVOLVING PROMISSORY NOTE

$25,000,000.00                                                 December 29, 2003

(or if less, the aggregate
unpaid principal amount of
all advances made hereunder)

      FOR VALUE RECEIVED, Professional Veterinary Products, Ltd., a Nebraska corporation ("PVPL"), ProConn, LLC, a Nebraska limited liability company
("ProConn"), Exact Logistics, LLC, a Nebraska limited liability company ("Exact", together with PVPL and ProConn, collectively and individually herein referred to as "Borrower"), promises to pay, on or before January 1, 2005, to the order of U.S. Bank National Association, a national banking association (the "Bank") at the Bank's office at 1700 Farnam Street, Omaha, NE 68102, or at such other address as the holder hereof may from time to time designate in writing, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans evidenced by this Revolving Promissory Note (this "Note") under the Amended and Restated Loan Agreement by and between Borrower and Bank dated as of May 12, 2003, as amended by the Extension Agreement by and between Borrower and Bank dated as of November 26, 2003 and as further amended by the First Amendment to Amended and Restated Loan Agreement of even date herewith (collectively herein, the "Loan Agreement"), together with interest from the date the proceeds of the Revolving Loans are initially disbursed until maturity on the principal balance from time to time remaining unpaid hereon and remaining unpaid on January 1, 2005 at the rates, in the manner and on the dates specified in the Loan Agreement.

      The obligations of PVPL, ProConn and Exact under this Note shall be joint and several. Each of PVPL, ProConn and Exact hereby represent, warrant and covenant for the benefit of Bank that it is the intention of each of PVPL, ProConn and Exact that this Note be fully enforceable against each of them in accordance with its terms to the same extent as if such party had been the only party identified as "Borrower" hereunder.

      The Bank shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of each Revolving Loan made under Section 2.1 of the Loan Agreement, all payments of principal and interest and the principal balances from time to time outstanding. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the undersigned to repay all Revolving Loans made under
Section 2.1 of the Loan Agreement together with accrued interest thereon.

      This Note is the Revolving Note referred to in and issued under and subject to the Loan Agreement. Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms, and in the manner and amounts provided in said Loan Agreement. All capitalized terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in the Loan Agreement.

      This Note is secured by certain Collateral as set forth in a Security Agreements dated as of May 12, 2003 executed by Borrower in favor of Bank, as amended, and certain other Collateral Documents (as defined in the Loan Agreement), to which reference is hereby made for a description of the Collateral and a statement of the terms and conditions upon which the Bank may exercise rights with respect to such Collateral.

      All payments on this Note shall be made in lawful money of the United States and in immediately available and freely transferable funds at the place of payment.

      If this Note is placed in the hands of an attorney for collection, Borrower agrees to pay reasonable attorneys' fees and costs incurred by the Bank in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any the Bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

      This Note shall be governed and construed in accordance with the laws of the State of Nebraska applicable to contracts made and to be performed therein (excluding choice-of-law principles). Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Omaha, Nebraska in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

      This Note is given in a commercial transaction for business purposes.

      Borrower and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (a) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (b) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (c) agree that the Bank shall not be required to first institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (d) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by the Bank with any person now or hereafter liable for the payment of this Note, even if Borrower is not a party to such agreement.

      All agreements between Borrower and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Bank exceed the maximum amount permissible under the applicable law. If from any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum amount permissible under applicable law, the interest payable to the Bank shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance the Bank shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. The Bank expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. In determining the highest lawful rate, all fees and other charges contracted for, charged or received by the Bank in connection with the Loan evidenced by this Note which are either deemed interest by applicable law or required by applicable law to be deducted from the principal balance of this Note to determine the rate of interest hereon shall be taken into account. This paragraph shall control all agreements between Borrower and the Bank.

This Notice is Provided Pursuant to Nebraska Revised Statutes 45-1,112 et. seq.

NOTICE - WRITTEN AGREEMENTS. A credit agreement must be in writing to be enforceable under Nebraska Law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK;
                             EXECUTION PAGE FOLLOWS]

      IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

         Executed as of the date first written above.


                              BORROWER:

                              Professional Veterinary Products, Ltd.,
                              a Nebraska corporation

                              By: /s/ Neal B. Soderquist
                                  ----------------------
                              Neal B. Soderquist, its Director of Finance



                              ProConn, LLC, a Nebraska limited
                              liability company

                              By: Professional Veterinary Products, Ltd.,
                                  a Nebraska corporation, its Manager
                                  and sole Member

                              By: /s/ Neal B. Soderquist
                                  ----------------------
                                  Neal B. Soderquist, its Director of Finance



                              Exact Logistics, LLC, a Nebraska limited liability company

                              By: Professional Veterinary Products, Ltd.,
                                  a Nebraska corporation, its Manager
                                  and sole Member

                              By: /s/ Neal B. Soderquist
                                  ----------------------
                                  Neal B. Soderquist, its Director of Finance




                  [EXECUTION PAGE OF REVOLVING PROMISSORY NOTE]

                                                                   Exhibit 2.1.4

                      PROFESSIONAL VETERINARY PRODUCTS LTD

                           BORROWNING BASE CERTIFICATE
                        ACCOUNTS RECEIVABLE AND INVENTORY

                                                     Date:

Pursuant to provisions of the Security Agreements between Professional Veterinary Products, Ltd., ProConn LLC, Exact Logistics, LLC and U.S. Bank National Association covering accounts receivable and inventory, the undersigned does hereby certify the following account balances.

                                                          PVPL          PROCONN          EXACT            TOTAL
Accounts Receivable as of:   "date"                  $              $               $              $
Less: amounts greater than 60 days old               $              $               $              $
Less: finance charges less than 60 days old          $              $               $              $
Eligible accounts receivable                         $              $               $              $
   (Line 1 minus Line 2 and Line3)
Applicable to Borrowing Base                         $              $               $              $
   (70% of Line 4)
Inventory as of:  "date"                             $              $               $              $
Less: returns,consignment,obsolete                   $              $               $              $
Less:  ProConn inventory                             $              $               $              $
Less:  All other exclusions                          $              $               $              $
Net Inventory                                        $              $               $              $
   (Line 6 minus Line 7, 8 & 9)
Eligible Inventory                                   $              $               $              $
   (33% of Line 10)
Applicable to Borrowing Base*                        $              $               $              $
                                                                                                   -
   (Line 11=to or<$10M)
Total Borrowing Base                                 $              $               $              $
   (Line 5 plus Line 12)
Less:  Term Loan No. _________ Collateral Exclusion  $              $               $                      ($500,000)
                                                                                                           ----------
Less:  Term Loan No. ________  Collateral Exclusion  $              $               $                    ($4,000,000)
                                                                                                         ------------
Net Borrowing Base                                   $              $               $              $
    (Line 13 minus Line 14 minus Line 15)
Loan Balance Outstanding                             $              $               $              $
Excess/(Deficient) Collateral                        $              $               $              $
   (Line 16 minus Line 17)
                                                                       Professional Veterinary Products, Ltd.

                                                                       By:

                                                                       Title:

* Applicable inventory reliance is capped at nor more than $10,000,000

                                   Exhibit 5.1

                     PROFESSIONAL VETERINARY PRODUCTS, LTD.

                                    QUARTERLY
                             COMPLIANCE CERTIFICATE

                                                           Date:________________

Pursuant to the Amended and Restated Loan Agreement dated May 12, 2003, as amended (the "Loan Agreement"), between Professional Veterinary Products, Ltd, ProConn, LLC., Exact Logistics, LLC (collectively referred to as the "Borrower") and U.S. Bank National Association ("Bank"), there are certain warranties, covenants and other terms that govern the lending relationship. Borrower does hereby certify to Bank that it is in compliance with all such warranties, covenants and terms, including but not limited to those described as follows unless otherwise indicated:

1.    Borrower shall maintain Tangible Net Worth at not less than $13,000,000.

      Tangible Net Worth:  $____________

      Compliant: __________     Not Compliant: __________

2.    Borrower  shall  maintain a Fixed Charge  Coverage  Ratio of not less than
      1.35 to 1.00.

      Ratio: __________

      Compliant: __________     Not Compliant: __________

3.    Borrower  shall  maintain a ratio of Debt to Tangible Net Worth of 6.50 to
      1.00 or less.

      Ratio: __________

      Compliant: __________     Not Compliant: __________

4. Borrower shall maintain a ratio of Interest Bearing Debt to EBITDA of 3.50 to 1.00 or less.

      Ratio: __________

      Compliant: __________     Not Compliant: __________


                                          Professional Veterinary Products, Ltd.


                                          By:_________________________________

                                          Title: _______________________________